Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Current Report on Form 8-K to which this pro forma financial information is being attached (the “Form 8-K”). Unless the context otherwise requires, the “Company” refers to the Waitr Holdings Inc. and its subsidiaries after the Closing, and Landcadia Holdings, Inc. prior the Closing.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 assumes that the business combination and Debt Financings occurred on September 30, 2018. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 and year ended December 31, 2017 present pro forma effect to the business combination and Debt Financings if they had been completed on January 1, 2017.

The pro forma combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited and audited financial statements of Landcadia Holdings as of and for the nine months ended September 30, 2018 and for the year ended December 31, 2017. The historical financial information of Waitr was derived from the unaudited and audited consolidated financial statements of Waitr as of and for the nine months ended September 30, 2018, which are included elsewhere in the Form 8-K, and for the year ended December 31, 2017, which are incorporated by reference. This information should be read together with the Company’s and Waitr’s unaudited and audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated by reference, and “Waitr Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Form 8-K.

The business combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, the Company has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination was treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are those of Waitr.

Waitr has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The post-combination company’s board of directors consists of seven directors. Waitr has control of the Chairmanship and appointed four of the seven Board members;

•	Waitr holds C-suite management roles for the post-combination company.

•	From a revenue and business operation standpoint, Waitr is the larger entity in terms of relative size;

•	Waitr’s current Lake Charles, LA headquarters are the headquarters of the post-combination company

•	The post-combination company will assume Waitr’s name

•	The shares of common stock and warrants began trading on Nasdaq under the symbols “WTRH” and “WTRHW,” respectively

•	The intended strategy of the post-combination entity will continue Waitr’s current strategy of partnering with local independent restaurants and regional and national chains in underserved markets

•	Other factors were considered, including the fact that the Landcadia stockholder group has the greatest voting interest. However, Waitr holding the C-suite management roles for the post-combination company, in addition to its ability to appoint 4 of the 7 Board members significantly decreases the ability of the Landcadia stockholders to control on voting interest alone. Additionally, the Landcadia stockholder group holds only a slight majority with 57.8% of the voting interest.

Description of the business combination

The aggregate consideration for the business combination was approximately $300.0 million, payable in the form of cash and shares of the Company’s common stock valued at $10.0 per share. The cash portion of the consideration was an aggregate amount equal to the sum of (i) $46,679,403 plus (ii) the Additional Cash Amount of $25,000,000. The remainder of consideration amount, less the Cash Consideration, was paid in the form of shares of the Company’s common stock valued at $10.0 per share. In addition, 559,507 options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time, were assumed by the Company. The following represents the aggregate consideration:

(in thousands)	Nine Months ended September 30, 2018
Shares transferred at Closing	22,832
Value per share (1)	$10.0
Total Share Consideration	$228,320
Plus: Cash Transferred to Waitr Stockholders	71,680
Total Cash and Share Consideration - at Closing	$300,000

(1)	Value represents the Reference Price per the Merger Agreement. The closing share price on the date of the consummation of the transaction was $11.31. As the business combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma common stock shares outstanding:

	Shares	%
LCA Merger Consideration shares (1)	22,831,697
Total Waitr shares	22,831,697	42%

Shares issued to Founders in connection with financing	1,675,000
Common shares held by current LCA shareholders	23,378,841
Total LCA shares	25,053,841	46%

Founder shares	6,250,000	12%

Pro Forma Common Stock at September 30, 2018	54,135,538	100%

(1)	Refer to the Consideration Shares table herein.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 are based on the historical financial statements of the Company and Waitr. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	As of September 30, 2018						As of September 30, 2018
	Waitr (Historical)	Landcadia (Historical)	Pro Forma Adjustments		Debt Financing Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,842	$1,332	$236,321	(A)	$82,050	(K)	$217,864
			(68,405	) (B)
			(8,750	) (D)
			(16,431	) (E)
			(3,321	) (G)
			(3,274	) (H)
			(4,500	) (J)
Accounts receivable, net	3,508	-	-				3,508
Capitalized contract costs, current	1,591	-	-				1,591
Services receivable	623	-	-				623
Other current assets	2,631	19	-				2,650
Total current assets	11,195	1,351	131,640		82,050		226,236

Cash and cash equivalents held in trust	-	236,881	(236,881	) (A)			-

Property and equipment, net	2,957	-	-				2,957
Capitalized contract costs, current	720	-	-				720
Goodwill	1,408	-	-				1,408
Intangible assets, net	285	-	-				285
Other noncurrent assets	144	-	-				144
Total assets	16,709	238,232	(105,241)		82,050		231,750

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	1,733	560	(560	) (A)			1,733
Gratuities payable	841	-	-				841
Deferred revenue, current	2,947	-	-				2,947
Income tax payable	13	477	-				490
Accrued payroll	2,092	-	-				2,092
Accrued interest	652	-	(652	) (G)			-
Accrued professional fees	3,331	-	-				3,331
Short-term loan	1,310	-	-				1,310
Other current liabilities	1,920	-					1,920
Convertible loan payable to affiliate		1,500			(1,500	)(K)	-
Total current liabilities	14,839	2,537	(1,212)		(1,500)		14,664

Long-term liabilities
Line of Credit	3,600		(3,600	) (J)			-
Term loan					24,066	(K)	24,066
Convertible notes, net	8,589	-	(8,589	) (G)	57,760	(K)	57,760
Bifurcated embedded derivative on convertible notes	1	-	(1	) (G)			-
Accrued workers' compensation liability	1,405	-					1,405
Deferred revenue, noncurrent	1,300	-					1,300
Other noncurrent liabilities	573	8,750	(8,750	) (D)			73
			(500	) (J)
Total liabilities	30,307	11,287	(22,652)		80,326		99,268

Common stock subject to possible conversion (21,913,368 shares at conversion value as of June, 2018)	-	221,945	(221,945	) (C)			-

Stockholders' equity(deficit)
Class A common stock, $0.0001 par value	-	0	2	(C)			5
			2	(B)
			1	(I)
Class F common stock, $0.0001 par value	-	1	(1	) (I)			-
Convertible Voting Preferred Stock: Seed I, Par Value of $0.00001	-	-	-				-
Convertible Voting Preferred Stock: Seed II, Par Value of $0.00001	-	-	-				-
Convertible Voting Preferred Stock: Seed AA, Par Value of $0.00001	-	-	-				-
Common Stock, Par Value of $0.00001	-	-	-				-
Additional paid-in capital	40,363	3,240	221,943	(C)	1,724	(K)	203,269
			(68,405	) (B)
			(2	) (B)
			1,759	(F)
			5,921	(G)
			(3,274	) (H)
Accumulated deficit	(53,961)	1,759	(1,759	) (F)			(70,792)
			(16,431	) (E)
			(400	) (J)
Total stockholders' equity (deficit)	(13,598)	5,000	139,356		1,724		132,482

Total liabilities and stockholders' equity(deficit)	$16,709	$238,232	$(105,241)		$82,050		$231,750

See accompanying notes to unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Nine Months Ended September 30, 2018						Nine Months Ended September 30, 2018

	Waitr (Historical)	Landcadia (Historical)	Pro Forma Adjustment		Debt Financing Adjustments		Pro Forma Combined

Revenue	$48,000	$-	$-				$48,000

Operating expenses:
Operations and support	30,348	-	-				30,348
Sales and marketing	8,989	-	-				8,989
Research and development	1,988	-	-				1,988
General and administrative	22,426	1,312	1,381	(FF)			19,646
			(5,473)	(GG)
Depreciation and amortization	902	-	-				902
Related party expenses	76	-	-				76
Loss on disposal of assets	8	-	-				8
Total operating expenses	64,737	1,312	(4,092)		-		61,957

(Loss) from operations	(16,737)	(1,312)	4,092		-		(13,957)

Other expenses and losses, net
Interest expense (income), net	901	(2,690)	2,690	(AA)	2,340	(EE)	2,494
			(747)	(BB)
Gain on derivative	(336)	-	336	(CC)			-
Other expenses	1	-	-				1
Net (loss) before income taxes	(17,303)	1,378	1,813		(2,340)		(16,452)

Income tax expense	38	472	-	(DD)	-	(EE)	38
			(472)	(AA)

Net (Loss) income	$(17,341)	$906	$2,285		$(2,340)		$(16,490)

Earnings per Share
Net (Loss) per shares of common stock – basic and diluted	$(1.55)	$(0.15)					$(0.30)
Weighted average shares of common stock outstanding – basic and diluted	11,219,053	7,627,086					54,135,538

See accompanying notes to unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Twelve Months Ended December 31, 2017						Twelve Months Ended December 31, 2017
	Waitr (Historical)	Landcadia (Historical)	Pro Forma Adjustments		Debt Financing Adjustments		Pro Forma Combined

Revenues	$ 22,911	$-					$22,911

Operating expenses
Operations and support	17,668	-	-				17,668
Sales and marketing	5,617	-					5,617
Research and development	1,586	-					1,586
General and administrative	12,601	480	2,318	(FF)			15,399
Depreciation and amortization	723	-	-				723
Related party expenses	182	-	-				182
Impairment of intangible assets	584	-					584
Loss on disposal of assets	33	-	-				33
Total operating expenses	38,994	480	2,318		-		41,792

Operating (loss)	(16,083)	(480)	(2,318)		-		(18,881)

Other expenses and losses, net:
Interest expense (income), net	281	(1,798)	1,798	(AA)	3,093	(EE)	3,091
			(283)	(BB)
(Gain) Loss on derivative	52	-	(52)	(CC)			-
(Gain) Loss on debt extinguishment	10,537	-	-				10,537
Other expenses	(52)	-	-				(52)
Net (Loss) before income taxes	(26,901)	1,318	(3,781)		(3,093)		(32,456)

Income tax expense	6	448	-	(DD)	-	(EE)	6
			(448)	(AA)

Net (Loss) income	$(26,907)	$870	$(3,333)		$(3,093)		$(32,462)

Earnings per Share
Net (Loss) per shares of common stock – basic and diluted	$(2.42)	$(0.05)					$(0.60)
Weighted average shares of common stock outstanding – basic and diluted	11,141,548	7,553,650					54,135,538

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The business combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination was treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are those of Waitr.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 assumes that the business combination and Debt Financings occurred on September 30, 2018. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 present pro forma effect to the business combination and Debt Financings as if they had been completed on January 1, 2017. These periods are presented on the basis of Waitr as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 has been prepared using, and should be read in conjunction with, the following:

•	Landcadia Holdings’ unaudited balance sheet as of September 30, 2018 and the related notes for the period ended September 30, 2018, which is incorporated by reference;

•	Waitr’s unaudited consolidated balance sheet as of September 30, 2018 and the related notes for the period ended September 30, 2018, included elsewhere in the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 has been prepared using, and should be read in conjunction with, the following:

•	Landcadia Holdings’ unaudited statement of operations for the nine months ended September 30, 2018 and the related notes, which is incorporated by reference; and

•	Waitr’s unaudited statement of operations for the nine months ended September 30, 2018 and the related notes, included elsewhere in the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 has been prepared using, and should be read in conjunction with, the following:

•	Landcadia Holdings’ audited statement of operations for the twelve months ended December 31, 2017 and the related notes, which is incorporated by reference; and

•	Waitr’s audited statement of operations for the twelve months ended December 31, 2017 and the related notes, which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.

The pro forma adjustments reflecting the consummation of the business combination and Debt Financings are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Landcadia Holdings and Waitr.

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2.	Accounting Policies

Upon consummation of the business combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Waitr and the Company have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Waitr’s shares outstanding, assuming the business combination occurred on January 1, 2017.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2018 are as follows:

(A)	Reflects the reclassification of $236.9 million of cash and cash equivalents held in the Landcadia Holdings trust account that becomes available to fund the business combination after settlement of $560.0 thousand of accounts payable.

(B)	Reflects, consideration of $68.4 million of cash and 22,831,697 shares of common stock of Landcadia Holdings valued at $10.0 per share, par value $0.0001 per share.

(C)	Reflects the reclassification of $221.9 million of common stock subject to possible redemption to permanent equity.

(D)	Reflects the settlement of $8.8 million of deferred underwriters’ fees incurred during the Landcadia IPO due upon completion of the business combination.

(E)	Reflects adjustments of $16.4 million to cash and accumulated deficit for transaction costs expected to be incurred in relation to the business combination.

(F)	Reflects the reclassification of Landcadia Holdings’ historical accumulated deficit.

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(G)	Reflects the conversion and settlement of $8.6 million of Waitr convertible notes payable. The holders of the Waitr convertible notes had the option to settle the outstanding note balance and accrued interest amount in cash in lieu of receiving Waitr equity. Approximately $3.3 million of the outstanding note payable balance was settled in cash. The remaining amount of notes payable were converted into Class A common stock.

(H)	Reflects the cash amount paid to Waitr Stockholders that were deemed to be non-accredited by the Company in lieu of Class A common stock.

(I)	Reflects the conversion of Class F common stock to Class A common stock.

(J)	Reflects settlement of the outstanding line of credit, along with related accrued origination fee as of September 30, 2018.

(K)	Reflects adjustments related to the Debt Facility and the Notes, including the requisite payment of the Company’s outstanding loan to FEI Sponsor. Lenders under the Debt Facility are entitled to receive their pro rata share of warrants to purchase that number of shares of the Company’s common stock such that they would receive $5.0 million of common equity. The total value assigned to the warrants was approximately $1.5 million using the Black-Scholes Model. The Notes are convertible at any time at the holder’s election, in whole or in part into common equity of the Company at a rate of $13.0/share, subject to a conversion cap. If all of the Notes were converted, and additional 4.6 million shares would be issued to holders of the Notes.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and year ended December 31, 2017 are as follows:

(AA)	Elimination of interest income on the trust account and related tax impact.

(BB)	Elimination of interest expense on the Convertible Notes.

(CC)	Elimination of the gain/loss on the derivative related to the Convertible Notes.

(DD)	Reflects the net impact on income taxes resulting from an income tax benefit attributable to application of the statutory tax rate of 25.5% to the adjustment related to reduction of interest expense incurred on Waitr’s convertible notes, offset by the impact on the pro forma valuation allowance. The tax impacts of the business combination were estimated based on the applicable law in effect on September 30, 2018 and December 31, 2017, respectively, inclusive of the effects of the Tax Act which was signed into law on December 22, 2017.

(EE)	Reflects additional interest expense as a result of the Debt Facility and the Notes, which was calculated based on the following terms:

	Debt Facility	Notes

Principal Balance	$25.0 million	$60.0 million

Term	4 years	4 years

Interest Rate	7.00% per annum, paid quarterly in cash or as payment-in-kind	1.00% per annum, paid quarterly in cash

Due to allocated discounts, the effective interest rates for the Debt Facility and the Notes were 7.97% and 1.94%, respectively.

(FF)	Reflects additional compensation expenses recorded as a result of execution of employment agreements with the management team of the post combination company

(GG)	Reflects the elimination of nonrecurring transaction costs incurred during the nine months ended September 30, 2018 that are directly attributable to the business combination.

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4.	Earnings per Share

Represents the net earnings per share calculated using the historical weighted average Waitr Holdings, LLC units and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2017. As the business combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

	Twelve Months ended December 31, 2017	Nine Months ended September 30, 2018

Pro Forma Basic & Diluted Loss Per Share
Pro Forma Net Loss Attributable to Common Shareholders	$(32,462)	$(16,490)
Basic & Diluted Shares Outstanding	54,135,538	54,135,538
Pro Forma Basic & Diluted Loss Per Share	$(0.60)	$(0.30)

Pro Forma Shares Outstanding - Basic & Diluted
LCA Merger Consideration shares		22,831,697
Shares issued to Founders in connection with financing		1,675,000
Common shares held by current LCA shareholders		23,378,841
Founder shares		6,250,000
Pro Forma Shares Outstanding - Basic & Diluted		54,135,538

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